UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

MATTSON TECHNOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-24838	77-0208119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of Principal Executive Offices including Zip Code)
(510) 657-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matter to a Vote of Security Holders

Mattson Technology, Inc.’s (the “Company”) Annual Meeting of Stockholders was held on May 28, 2014. Stockholders voted on the following four matters and cast their votes as set forth below. There were 73,437,023 shares issued, outstanding and eligible to vote at the Annual Meeting.

1.
The stockholders elected two Class II directors of the Company to hold office for a three-year term expiring on the date on which the Company's Annual Meeting of Stockholders is held in 2017 and until such director's successor is duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Dr. Fusen Chen	40,470,790	586,407	19,323,591
Mr. Kenneth Smith	35,959,942	5,097,255	19,323,591

2.	The stockholders approved, on a non-binding, advisory basis, the resolution regarding the 2013 executive compensation of the Company's named executive officers. The voting results were as follows:

Votes for Approval	40,673,844
Votes Against	339,853
Abstentions	43,500
Broker Non-Vote	19,323,591

3.	The stockholders approved the amendment and restatement of the Company’s 1994 Employee Stock Purchase Plan based upon the following votes:

Votes for Approval	40,852,316
Votes Against	179,431
Abstentions	25,450
Broker Non-Vote	19,323,591

4.	The stockholders ratified the appointment of Armanino LLP as the Company's independent registered public accounting firm for 2014 based upon the following votes:

Votes for Approval	58,537,161
Votes Against	310,199
Abstentions	1,533,428

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2014

By: /s/ TYLER PURVIS
Tyler Purvis Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)